Exhibit 99.7



                                                             December 5, 2002


Victoria and Eagle Strategic Fund
c/o Victoria and Eagle Asset Management S.A.
via Nassa 33
Lugano, Switzerland

Niklaus F. Zenger
Kanalstrasse 31
Glattbrugg, Switzerland

George K. Broady
c/o Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas  75057

Myriam Hernandez
Rossliweg 12
Oberbipp
Switzerland


Ladies and Gentlemen:

     Reference is made to the Voting Agreements, dated as of August 8, 2002 (the "Voting Agreement"), by and among Honeywell International Inc., a Delaware corporation ("Honeywell") and the individuals and entities listed on each Schedule A thereto (collectively, the "Stockholders"). All capitalized terms used herein but not defined herein shall have the meaning given them in the Voting Agreement. As you know, Honeywell and the Sellers amended the Purchase Agreement by a letter agreement dated November 26, 2002 amending Section 9.4(a)(iv) of the Asset Purchase Agreement to provide that Honeywell or the Sellers may terminate the Asset Purchase Agreement if the Closing has not taken place on or before December 31, 2002.

     Section 7.3(w) of the Asset Purchase Agreement requires, among other things, that the Sellers deliver to Honeywell an executed legal non-infringement opinion in form and substance satisfactory to Honeywell in Honeywell's reasonable discretion with respect to U.S. Patent 4,974,088 (the "Lectrolarm Patent") held by Lectrolarm Custom Systems, Inc. ("Lectrolarm"). The Sellers have not been able to deliver an opinion satisfactory to Honeywell with respect to the Lectrolarm Patent. As a result, (i) the Sellers have entered into a license agreement with Lectrolarm with respect to the Lectrolarm Patent (the "Lectrolarm License") on terms acceptable to Honeywell and (ii) the Sellers and Honeywell have entered into an Amendment to the Purchase Agreement dated December 5, 2002 (such Amendment is attached hereto as Exhibit A) to, among other things, remove the closing condition relating to the delivery of a non-infringement opinion relating to the Lectrolarm Patent and in lieu thereof establishing an additional holdback of $2,215,000, as provided in the attached Amendment. By executing this letter agreement below, each Stockholder acknowledges and agrees that such Stockholder's Shares are and continue to be subject to the Voting Agreement and that all references to the Asset Purchase Agreement in the Voting Agreement shall mean the Asset Purchase Agreement as amended to date, including the attached Amendment.

     Except as expressly amended herein, the Voting Agreement shall continue to be, and shall remain, in full force and effect. This letter agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement.

     Please indicate your agreement to the matters stated herein by signing and returning this letter.

                                    Very truly yours,

                                    HONEYWELL INTERNATIONAL INC.

                                    By: /s/ Roger Fradin
                                       ---------------------------------
                                       Name:   Roger Fradin
                                       Title:  President, ACP

Consented to and acknowledged:

                                    VICTORIA AND EAGLE STRATEGIC FUND

                                    By: /s/ Fabio Conti
                                       ---------------------------------
                                       Name:   Fabio Conti
                                       Title:  Director


                                    /s/ Niklaus F. Zenger
                                    ------------------------------------
                                    NIKLAUS F. ZENGER


                                    /s/ George K. Broady
                                    ------------------------------------
                                    GEORGE K. BROADY


                                    /s/ Myriam Hernandez
                                    ------------------------------------
                                    MYRIAM HERNANDEZ